Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Registration Statement on the Form S-1 of Cardio Diagnostics Holdings, Inc. of our report dated May 4, 2022, relating to the financial statements of Cardio Diagnostics, Inc. for the years ending December 31, 2021 and 2020, appearing in the Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Prager Metis CPA’s LLC

Hackensack, New Jersey

December 12, 2022